Exhibit 10.1

AGREEMENT

This Agreement, dated as of May 27, 2005 (this “Agreement”), by and among Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital LLC (collectively, along with their respective Associates and Affiliates, as hereinafter defined, the “Caduceus Group”), and BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), sets forth the parties’ agreement with respect to the nominees for director at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) and various other matters related thereto and described below.

In consideration of the mutual agreements set forth herein, intending to be legally bound hereby, the Company and each of the members of the Caduceus Group, jointly and severally, agree as follows:

1. Board Composition; Recommendation; Proxy Supplement.

(a) The Company agrees that there will be seven (7) nominees to the Company’s Board of Directors (the “Board”) for election at the Company’s Annual Meeting. Such nominees will be Jean-Jacques Bienaime, Franz L. Cristiani, Elaine J. Heron, Pierre Lapalme, and Erich Sager, all of whom currently serve on the Board (the “Continuing Nominees”), as well as Joseph Klein, III and Alan J. Lewis (the “New Nominees,” and, collectively with the Continuing Nominees, the “Nominees”). The Board will recommend that the stockholders of the Company vote to elect the Nominees as directors of the Company.

(b) Within ninety (90) days following the date of the Annual Meeting, the Board will increase the size of the Board to eight (8) directors and, thereafter, at the recommendation of the Corporate Governance and Nominating Committee (the “Committee”), appoint an additional director to the Board that is reasonably acceptable to OrbiMed Advisors. The Committee shall consult with OrbiMed Advisors concerning potential nominees prior to making such recommendation to the Board.

(c) Promptly following the date hereof, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a supplement (the “Supplement”) to the Company’s definitive proxy statement, dated May 23, 2005, that gives effect to the foregoing and will mail the Supplement concurrent therewith to the Company’s stockholders. Thereafter, the Company will solicit proxies for the Nominees in accordance with the Supplement and will cause all proxies received by the Company pursuant to the Supplement to be voted in accordance with the instructions specified in the related proxy card. The Company agrees that the Supplement and any other solicitation materials to be delivered to stockholders in connection with the Annual Meeting shall be prepared in accordance with the terms of this Agreement.

2. Caduceus Group Proxy Statement; Voting and Recommendation.

(a) The Caduceus Group shall immediately cease any and all efforts with respect to the solicitation of proxies for the Annual Meeting, except as hereinafter provided, and hereby irrevocably withdraws the nomination of each of the persons submitted to the Company as nominees on April 15, 2005.

(b) The Caduceus Group shall not make any public objection to the election of each of the Nominees at the Annual Meeting or any other public statement inconsistent with the provisions of this Agreement. The Caduceus Group shall vote all shares of the Voting Securities (as hereinafter defined) which they are entitled to vote at the Annual Meeting in favor of the election of each of the Nominees at the Annual Meeting.

(c) Simultaneously with the execution of this Agreement, the Caduceus Group has provided to the Company (i) the consents required by applicable law for the New Nominees to be included in the Supplement and any other solicitation materials delivered by the Company to the stockholders in connection with the Annual Meeting and (ii) the irrevocable withdrawal of Richard B. Brewer as a nominee. The Caduceus Group shall use its reasonable best efforts to cause the New Nominees to promptly provide to the Company any other information required by applicable law for the New Nominees to be included in the Supplement or such other solicitation materials.

(d) The Caduceus Group irrevocably withdraws its demand for a stockholder list and other materials pursuant to Section 220 of the Delaware General Corporation Law or otherwise, and shall promptly return to the Company all materials and summaries or duplicates thereof that have been delivered to the Caduceus Group or its representatives prior to the date hereof. The Caduceus Group shall not vote or cause to be voted any proxies that may be received pursuant to the definitive proxy statement of the Caduceus Group, dated May 23, 2005, and shall deliver any such proxies to Morrow & Co., Inc.

3. Additional Covenants of the Caduceus Group.

(a) During the period commencing on the date hereof and ending on January 1, 2007 (the “Restricted Period”), the Caduceus Group will not, and will cause their Affiliates and Associates not to, directly or indirectly:

(i) make, engage, or in any way participate in any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors) with respect to the Company, seek to advise, encourage or influence any Person (as hereinafter defined) with respect to the voting of any Voting Securities, initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise, induce or attempt to induce any other Person to initiate any such stockholder proposal, or otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act;

(ii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a group consisting solely of the members of the Caduceus Group as identified herein;

(iii) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities;

(iv) otherwise act, alone or in concert with others, to control or seek to control the management, the Board or the policies of the Company;

(v) seek, alone or in concert with others, representation on the Board or the removal of any member of the Board;

(vi) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing, or make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to waive or terminate any provision of this Agreement; or

(vii) take or cause or induce others to take any action inconsistent with any of the foregoing.

(b) In the event that the Board increases the size of the Board to more than eight (8) directors at any time during the Restricted Period (other than an increase related to a merger or acquisition of another Person by the Company), the provisions of this Section 3 shall automatically terminate.

4. Expenses. Immediately following the certification of the results of the votes taken at the Annual Meeting, the Company will reimburse the Caduceus Group for the actual out-of-pocket fees and expenses incurred by the Caduceus Group prior to the date hereof in connection with its solicitation of proxies and the matters contemplated by this Agreement, not to exceed $250,000 in the aggregate. All other fees and expenses incurred by each of the parties hereto in connection with the matters contemplated by this Agreement will be borne by such party.

5. Specific Performance. Each of the members of the Caduceus Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each party hereto (the “Moving Party”) shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

6. Release. (a) The Caduceus Group hereby agrees for the benefit of the Company, and each officer, director, shareholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company (the Company and each such person being a “Company Released Person”) as follows:

(i) The Caduceus Group, for themselves and for their members, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with, the nomination and election of directors at the Annual Meeting, occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions).

(ii) The undersigned understand and agree that the Claims released by the Caduceus Group above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Caduceus Group understands that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any claims or rights based on different or additional facts. The Caduceus Group knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(b) The Company hereby agrees for the benefit of the Caduceus Group, and each officer, director, shareholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof, as well as each of the New Nominees and Richard Brewer (the Caduceus Group and each such person being a “Caduceus Released Person”) as follows:

(i) The Company, for itself and for its Affiliates, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Caduceus Released Person of, and holds each Caduceus Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with, the nomination and election of directors at the Annual Meeting, occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions).

(ii) The undersigned understand and agree that the Claims released by the Company above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Company understands that it may hereafter discover facts different from or in addition to what it now believes to be true, which if known, could have materially affected this Release of Claims, but it nevertheless waives any claims or rights based on different or additional facts. The Company knowingly and voluntarily waives any and all rights or benefits that it may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

7. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

8. Press Release. Upon execution of this Agreement, the Company and the Caduceus Parties will issue a joint press release in the form attached hereto as Exhibit A.

9. Certain Definitions. As used in this Agreement, (a) the term “Person” shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency thereof, or any other association or entity; (b) the terms “Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term “Voting Securities” shall mean the Company’s Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

10. Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successors and assigns of the parties hereto.

11. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

12. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, cable, telecopy or telex, or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties as follows:

If to the Company:

BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, California 94949
Facsimile:	(415) 382-7889
Attention:	G. Eric Davis, Esq.,
Vice President, Corporate Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, California 94301
Facsimile:	(650) 470-4570
Attention:	Gregory Smith, Esq.

If to the Caduceus Group:

OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, New York 10017
Facsimile:	212-739-6444
Attention:	Samuel D. Isaly

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile:	212-848-7179
Attention:	Stephen Besen, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof, and each of the parties hereto agree that any action or proceeding relating to or arising out of this Agreement shall be adjudicated in the courts of California.

15. Counterparts. This Agreement may be executed in counterparts (including by facsimile transmission), each of which shall be an original, but each of which together shall constitute one and the same Agreement.

16. Severability. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed as of the date first above written.

BioMarin Pharmaceutical Inc.

By:
Name:	Jean-Jacques Bienaimé
Title:	Chief Executive Officer

Caduceus Capital Master Fund Limited
By OrbiMed Capital LLC, investment advisor

By:
Name:	Sven Borho
Title:	General Partner

Caduceus Capital II, L.P.
By OrbiMed Advisors LLC, general partner

By:
Name:	Sven Borho
Title:	General Partner

OrbiMed Advisors LLC

By:
Name:	Sven Borho
Title:	General Partner

OrbiMed Capital LLC

By:
Name:	Sven Borho
Title:	General Partner